Exhibit 99.1

Schneider National, Inc. Reports First Quarter 2017 Results

•	Operating Revenues of $1.0 billion, an increase of 8.4% compared to first quarter 2016

•	Net Income of $22.6 million, a decrease of 19.8% compared to first quarter 2016

•	Diluted Earnings Per Share of $0.14, compared to first quarter 2016 of $0.18

•	Adjusted Diluted Earnings Per Share of $0.15, compared to first quarter 2016 of $0.18

Green Bay, WI, May 11, 2017 – Schneider National, Inc. (NYSE: SNDR), (“Schneider” or the “Company”), a leading transportation and logistics services company providing a broad portfolio of premier truckload, intermodal and logistics solutions and operating one of the largest for-hire trucking fleets in North America, today announced results for the quarter ended March 31, 2017.

“We are pleased with our first quarter performance and believe that the advantages provided by our Quest technology platform and our cultural transformation focused on managing to operating contribution margin has allowed us to navigate the soft market thus far in 2017,” commented Chris Lofgren, Chief Executive Officer of Schneider. “Our focus on positioning our associates to service our customers, while executing in a highly responsive manner to ‘micro markets’ has allowed us to make informed, intelligent decisions, in a resilient manner, and to address industry headwinds. Nowhere was this more evident than within our Intermodal segment, which despite the difficult operating conditions, reported strong volume growth and relatively stable earnings compared to the first quarter of last year.”

Lofgren continued, “In April, we celebrated our initial public offering on the NYSE, marking the beginning of a new chapter for Schneider. I would like to thank all of our associates for their ongoing efforts towards delivering our customers a superior experience and their commitment to our core values. We would not be in the position we are today without their constant focus.”

Results of Operations (unaudited)

The following table sets forth, for the periods indicated, the Company’s results of operations:

(in thousands, except per share amounts)	For the three months ended March 31,
	2017	2016
Operating revenues	$1,006,439	$928,103
Adjusted enterprise revenue (excluding fuel surcharge)	$916,189	$871,949
Income from operations	$43,550	$52,033
Adjusted income from operations	$44,850	$52,033
Operating ratio	95.7%	94.4%
Adjusted operating ratio	95.1%	94.0%
Net income	$22,569	$28,139
Adjusted net income	$23,342	$28,139
Adjusted EBITDA	$112,720	$115,928
Diluted earnings per share (1)	$0.14	$0.18
Adjusted diluted earnings per share (1)	$0.15	$0.18

(1)	Based on shares outstanding pre-IPO.

Results of Operations - Enterprise

Enterprise operating revenues for the three months ended March 31, 2017 was $1,006.4 million, an increase of $78.3 million, or 8.4%, compared to the three months ended March 31, 2016 primarily due to the June 2016 acquisition of Watkins & Shepard, and Lodeso, brokerage growth and higher fuel surcharge revenue. Adjusted enterprise revenue (excluding fuel surcharge) for the three months ended March 31, 2017 was $916.2 million, an increase of $44.2 million, or 5.1%, compared to the three months ended March 31, 2016. Truckload revenue (excluding fuel surcharge) increased 6.4% compared to first quarter 2016 primarily due to the acquisition offset by lower Truckload volume in the dedicated and for-hire standard businesses. Intermodal revenue (excluding fuel surcharge) decreased 2.0% compared to first quarter 2016. Increased Intermodal volume was offset by reduced revenue per order driven by both a soft pricing environment and increased volume in the east and local west which have shorter lengths of haul. Logistics revenue (excluding fuel surcharge) increased 10.3% compared to first quarter 2016 primarily due to growth in the Company’s brokerage business.

Enterprise income from operations for the three months ended March 31, 2017 was $43.6 million, a decrease of $8.5 million, or 16.3%, compared to three months ended March 31, 2016 primarily due to lower volume levels and unfavorable market conditions. By the end of 2017, the Company expects Intermodal to have completed its conversion to an owned chassis model, which requires the replacement of rented units with over 10,000 owned chassis. However, the existing lease requirements do not expire until December 31, 2017. The Company presents adjusted income from operations which adjusts its income from operations by $1.3 million in the first quarter for duplicate chassis costs related to the idle rental units. Duplicate chassis cost occurs as owned units are brought into operation and are used in lieu of rented units. The Company remains on track with its conversion plan. Adjusted income from operations for the three months ended March 31, 2017 was $44.9 million, a decrease of $7.2 million, or 13.8%, compared to first quarter 2016.

Interest expense in the current quarter increased $0.7 million compared to first quarter 2016 due to higher debt levels related to the 2016 acquisition of Watkins & Shepard, and Lodeso. The effective income tax rate for the quarter was 40.5% compared to 40.0% in first quarter 2016 due to an increase in state income taxes.

Net income for the three months ended March 31, 2017 was $22.6 million, a decrease of $5.6 million or 19.8%, compared to the three months ended March 31, 2016. Net income as a percent of operating revenues was 2.2%.

Adjusted EBITDA for the three months ended March 31, 2017 was $112.7 million, a decrease of $3.2 million or 2.8%, compared to three months ended March 31, 2016. The impact of the decrease in income from operations was partially offset by increased depreciation which was due to a larger fleet and the acquisition of Watkins & Shepard, and Lodeso. Adjusted EBITDA as a percentage of adjusted enterprise revenue (excluding fuel surcharge) was 12.3% for first quarter 2017 compared to 13.3% for first quarter 2016.

Cash Flow and Capitalization

At March 31, 2017, the Company had a total of $604.5 million outstanding on various debt instruments compared to $699.4 million as of December 31, 2016. At March 31, 2017, the Company had cash and cash equivalents of $79.3 million compared to $130.8 million at December 31, 2016.

The Company’s free cash flow increased $31.0 million compared to first quarter 2016. The decline in net cash provided by operating activities was driven by a decline in cash generated from receivables resulting from the collection in first quarter 2016 of the prior year overpayment of estimated income taxes. This decline was more than offset by a reduction in net capital expenditures.

The decline in net capital expenditures was driven by both reduced purchases of transportation equipment, and increased proceeds from sale of used equipment. The Company reduced purchases of both tractors and trailers in the first quarter 2017 compared to the same period in 2016 as a result of a combination of factors including the acceleration of purchases in 2016 in anticipation of a continued weakening of the used equipment market. Chassis capital expenditures for first quarter 2017 were approximately $17 million. Proceeds on sale of property and equipment for the quarter were more than for the same period in 2016 due to a concerted effort to reduce the Company’s inventory of equipment held for sale. Both tractor and trailer average gain per unit declined; however, total gain approximated 2016 levels.

On April 5, 2017, the Company announced that it had priced its initial public offering of 28,947,000 shares of Class B common stock at a price of $19. Net proceeds to the Company from this offering were approximately $280 million. On May 5, 2017, the underwriters exercised 3,303,000 shares of their over-allotment option; net proceeds to the Company after deducting underwriting expenses were approximately $60 million. The Company has used a portion of these proceeds for debt repayment purposes; the remaining proceeds will be used for general corporate purposes, including further debt reductions and capital expenditures.

Results of Operations – Reportable Segments

Truckload

•	Revenue (excluding fuel surcharge): $522.1 million; an increase of 6.4% compared to first quarter 2016

•	Income from Operations: $38.5 million; a decrease of 8.7% compared to first quarter 2016

Truckload revenue (excluding fuel surcharge) increased 6.4% compared to first quarter 2016 primarily due to the acquisition of Watkins & Shepard, and Lodeso in June 2016 partially offset by decreased freight volume in the Company’s dedicated and for-hire standard businesses. The Company’s operational focus on effective fleet sizing to freight volume and effective freight selection resulted in Truckload revenue per truck per week of $3,472, an increase of $105, or 3.1%, compared to first quarter 2016.

Although the Company’s Truckload income from operations decreased 8.7% compared to first quarter 2016 due to unfavorable market conditions and increased driver and equipment costs, operational efficiencies resulting from effective fleet sizing partially offset the earnings decrease. Management continues to monitor and adjust its optimal fleet size to maximize profitability.

Intermodal

•	Revenue (excluding fuel surcharge): $181.1 million; a decrease of 2.0% compared to first quarter 2016

•	Income from Operations: $6.6 million; a decrease of 6.4% compared to first quarter 2016

Intermodal revenue (excluding fuel surcharge) decreased 2.0% compared to the first quarter 2016 despite an increase of 6.2% in Intermodal volume. The increased Intermodal volume was offset by a 7.7% decrease in revenue per order driven by both a soft pricing environment and increased volume in the east and local west which have shorter lengths of haul.

The Company’s Intermodal income from operations decreased 6.4% compared to the first quarter 2016. Despite improved Intermodal freight characteristics and dray efficiencies, cost increases, including those related to the Company’s chassis conversion, resulted in reduced earnings compared to first quarter 2016. By the end of 2017, the Company expects Intermodal to have completed its conversion to an owned chassis model, which requires the replacement of rented units with over 10,000 owned chassis. However, the existing lease requirements do not expire until December 31, 2017. Intermodal income from operations for the first quarter 2017 included $1.3 million of duplicate chassis costs related to the idle rental units, which had a negative impact of 72 basis points on Intermodal operating ratio. Duplicate chassis cost occurs as owned units are brought into operation and are used in lieu of rented units. The Company remains on track to convert to a fully owned chassis model by the end of 2017.

Logistics

•	Revenue (excluding fuel surcharge): $183.9 million; an increase of 10.3% compared to first quarter 2016

•	Income from Operations: $5.2 million; an increase of 0.1% compared to first quarter 2016

Logistics revenue (excluding fuel surcharge) increased 10.3% compared to first quarter 2016 primarily due to growth in the Company’s brokerage and import/export businesses. Brokerage volume increased 13.2% over the same period in 2016. Brokerage revenue (excluding fuel surcharge) represents 72% of Logistics revenue (excluding fuel surcharge) for first quarter 2017 vs 71% for first quarter 2016.

The Company’s Logistics income from operations was consistent with first quarter 2016. The earnings impact of increased brokerage volume and warehouse efficiencies was offset by market softness that led to a decline in Brokerage net revenue per order.

Business Outlook

“We anticipate the market pressures of first quarter 2017 to carry into the second quarter,” said Lofgren. “However, we expect improving market conditions in the second half of 2017 driven both by an improving freight market as well as concerns surrounding the impending ELD mandate. Our breadth of service offerings positions us well to succeed as the market tightens. For 2017, we anticipate net capital expenditures to be in the range of $325 million – $350 million, which includes $100 million for chassis. Gain on sale of property and equipment is anticipated to remain flat year over year. Further, we anticipate adjusted diluted earnings per share of $0.92 – $1.02, which includes the impact of increased share count from the recent IPO estimated at $0.10 per share.”

Non-GAAP Financial Measures

We have presented certain non-GAAP financial measures, including adjusted enterprise revenue (excluding fuel surcharge), adjusted income from operations, adjusted operating ratio, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share and free cash flow. Management believes the use of non-GAAP measures assists investors in understanding our business as further described below. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

A reconciliation of net income per share to adjusted diluted earnings per share as projected for 2017 is not provided. Schneider does not forecast net income per share as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. The components of net income that we cannot predict include expenses for items that do not relate to our core operating performance such as duplicate chassis costs or costs related to potential future acquisition as well as related tax impact of these items. Further, in the future, other items with similar characteristics to those currently included in adjusted net income, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted net income.

About Schneider National, Inc.

We are a leading transportation and logistics services company providing a broad portfolio of premier truckload, intermodal and logistics solutions and operating one of the largest for-hire trucking fleets in North America. We believe we have developed a differentiated business model that is difficult to replicate due to our scale, breadth of complementary service offerings and proprietary technology platform. Our highly flexible and balanced business combines asset-based truckload services with asset-light intermodal and non-asset logistics offerings, enabling us to serve our customers’ diverse transportation needs. Since our founding in 1935, we believe we have become an iconic and trusted brand within the transportation industry by adhering to a culture of safety “first and always” and upholding our responsibility to our associates, our customers and the communities that we serve.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements, within the meaning of the United States Private Securities Litigation Reform Act of 1995, which are intended to come within the safe harbor protection provided by such Act. These forward-looking statements reflect our current expectations, beliefs, plans, or forecasts with respect to, among other things, future events and financial performance and trends in our business and industry. Forward-looking statements are often characterized by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms, and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Such risks and uncertainties include, among others, those discussed under the heading “Risk Factors” in our Prospectus dated April 5, 2017 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of our Registration Statement on Form S-1 (File No. 333-215244), as well other filings with the SEC. In addition to any such risks, uncertainties, and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: economic and business risks inherent in the truckload industry, including competitive pressures pertaining to pricing, capacity, and service; risks associated with the loss of a significant customer or customers; fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase commitments, and our ability to recover fuel costs through our fuel surcharge programs; our ability to attract and retain qualified drivers, including owner-operators, in the operation of our intermodal and trucking businesses; risks related to demand for our service offerings; our ability to recruit, develop, and retain our key associates; the impact of laws and regulations that apply to our business, including those that relate to the environment, taxes, employees, and owner-operators, our captive insurance company, and the increased costs of compliance with existing or future federal, state, and local regulations; significant systems disruptions, including those caused by cybersecurity breaches; negative seasonal patterns generally experienced in the trucking industry during traditionally slower shipping periods and winter months; exposure to claims and lawsuits in the ordinary course of our business and the risk of insurance claims through our captive insurance company; our ability to effectively manage and implement our growth and diversification strategies and cost saving initiatives; risks associated with acquisitions and other strategic transactions; risks associated with obtaining materials, equipment, and services from our vendors and suppliers; risks associated with cross-border operations and doing business in foreign countries; risks associated with financial and credit markets, including our ability to service indebtedness and fund capital expenditures and strategic initiatives; and risks associated with reliance on third parties with respect to certain of our businesses, including railroads with respect to our intermodal business and third-party capacity providers for our Logistics brokerage business.

We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

Schneider National, Inc.

Pat Costello, SVP, Financial Planning and Analysis / Investor Relations

920-592-SNDR

investor@schneider.com

Source: Schneider SNDR

Schneider National, Inc.

Condensed Consolidated Statements of Income

For the three months ended March 31, 2017 and 2016

(unaudited)

(in thousands, except per share amounts)
	2017	2016

Operating revenues	$1,006,439	$928,103

Operating expenses:
Purchased transportation	367,328	338,199
Salaries, wages, and benefits	297,723	277,466
Fuel and fuel taxes	73,197	53,409
Depreciation and amortization	67,870	63,895
Operating supplies and expenses	106,234	99,263
Insurance and related expenses	21,831	18,669
Other general expenses	28,706	25,169

Total operating expenses	962,889	876,070

Income from operations	43,550	52,033

Nonoperating expenses:
Interest expense – net	5,486	4,801
Other – net	133	333

Total nonoperating expenses	5,619	5,134

Income before income taxes	37,931	46,899
Provision for income taxes	15,362	18,760

Net income	$22,569	$28,139

Weighted average common shares outstanding	156,419	155,704
Basic earnings per share	$0.14	$0.18

Weighted average diluted shares outstanding	156,800	155,813
Diluted earnings per share	$0.14	$0.18

Dividends per share of common stock	$0.05	$0.00

Schneider National, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2017 and December 31, 2016

(unaudited)

(in thousands)
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$79,259	$130,787
Marketable securities	49,405	52,489
Receivables:
Trade – net of allowance of $3,647 and $3,455, respectively	435,859	438,997
Managed freight	3,160	4,987
Other	25,507	41,807
Current portion of lease receivables – net of allowance of $1,489 and $1,036, respectively	92,793	100,211
Inventories	87,179	74,126
Prepaid expenses and other assets	104,618	80,244

Total current assets	877,780	923,648
Noncurrent assets:
Property and equipment:
Transportation equipment – net of accumulated depreciation of $969,613 and $942,965, respectively	1,642,529	1,653,703
Land, buildings, and improvements – net of accumulated depreciation of $109,909 and $108,148, respectively	71,687	70,747
Other – net of accumulated depreciation of $154,435 and $158,059, respectively	33,368	33,605

Net property and equipment	1,747,584	1,758,055
Lease receivables	130,235	132,121
Capitalized software and other noncurrent assets	75,066	76,782
Goodwill	164,150	164,035

Total noncurrent assets	2,117,035	2,130,993

Total	$2,994,815	$3,054,641

Liabilities
Current liabilities:
Payables:
Trade	$246,974	$222,112
Managed freight	3,309	5,141
Accrued liabilities:
Salaries and wages	63,599	81,799
Claims accruals	54,529	52,216
Other	59,109	57,342
Current maturities of debt and capital lease obligations	170,846	258,658

Total current liabilities	598,366	677,268
Noncurrent liabilities:
Debt	422,765	428,807
Capital lease obligations	9,848	10,820
Claims accruals	108,533	111,542
Deferred income taxes	553,750	538,624
Other	100,334	101,130

Total noncurrent liabilities	1,195,230	1,190,923

Commitments and Contingencies:
Temporary Equity – redeemable common shares:
Redeemable common shares, Class A, no par value, shares authorized: 250,000,000, shares issued and outstanding: 83,029,500	630,471	563,217

Redeemable common shares, Class B, no par value, shares authorized: 750,000,000, shares issued and outstanding: 73,294,560	556,544	497,175

Accumulated earnings	13,305	125,175
Accumulated other comprehensive income	899	883

Total	$2,994,815	$3,054,641

Schneider National, Inc.

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2017 and 2016

(unaudited)

(in thousands)
	2017	2016

Operating activities:
Net income	$22,569	$28,139
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	67,870	63,895
Gain on sale of property and equipment	(3,209)	(3,817)
Deferred income taxes	15,053	14,368
Other noncash items	(81)	104
Changes in operating assets and liabilities:
Receivables	21,428	51,824
Other assets	(20,512)	(22,133)
Payables	10,089	4,328
Other liabilities	(24,051)	(22,464)

Net cash provided by operating activities	89,156	114,244
Investing activities:
Purchases of transportation equipment	(39,335)	(90,802)
Purchases of other property and equipment	(8,013)	(7,608)
Proceeds from sale of property and equipment	15,342	10,319
Proceeds from lease receipts and sale of off-lease inventory	14,643	13,703
Purchases of lease equipment	(23,714)	(18.360)
Sales of marketable securities	3,101	2,096

Net cash used in investing activities	(37,976)	(90,652)
Financing activities
Payments under revolving credit agreements	(85,000)	(30,000)
Payments of debt and capital lease obligations	(9,892)	(892)
Dividends on redeemable common shares	(7,816)	—

Net cash used in financing activities	(102,708)	(30,892)

Net decrease in cash and cash equivalents	(51,528)	(7,300)

Cash and cash equivalents:
Beginning of period	130,787	160,676

End of period	$79,259	$153,376

Additional Cash Flow Information:
Noncash investing and financing activity:
Equipment purchases in accounts payable	$35,325	$65,091
Costs in accounts payable related to our IPO	$5,150	—
Increase in redemption value of redeemable common shares	($126,623)	($108,924)

Cash paid during the year for:
Interest	$6,056	$5,070
Income taxes – net of refunds	($15,644)	($36,490)

Schneider National, Inc.

Revenue and Operating Income by Segment

(unaudited)

Revenue by Segment

(in thousands)	For the three months ended March 31,
	2017	2016

Truckload	$522,110	$490,725
Intermodal	181,090	184,825
Logistics	183,904	166,750
Other	50,283	49,549
Fuel surcharge revenue	90,250	56,154
Inter-segment eliminations	(21,198)	(19,900)

Operating revenues	$1,006,439	$928,103

Operating Income by Segment

(in thousands)	For the three months ended March 31,
	2017	2016

Truckload	$38,520	$42,188
Intermodal (1)	6,634	7,089
Logistics	5,183	5,177
Other	(6,787)	(2,421)

Income from operations	$43,550	$52,033

Adjustments:
Duplicate chassis cost (1)	1,300	—

Adjusted income from operations	$44,850	$52,033

(1)	By the end of 2017, the Company expects Intermodal to have completed its conversion to an owned chassis model, which requires the replacement of rented units with over 10,000 owned chassis. However, the existing lease requirements do not expire until December 31, 2017. Duplicate chassis cost occurs as owned units are brought into operation and are used in lieu of rented units.

Schneider National, Inc.

Key Performance Indicators by Segment

(unaudited)

Truckload	For the three months ended March 31,
	2017	2016
Dedicated standard
Revenue (excluding fuel surcharge) (1)	$71,664	$73,975
Average trucks (2) (3)	1,647	1,779
Revenue per truck per week (4)	$3,415	$3,249
Dedicated specialty
Revenue (excluding fuel surcharge) (1)	$96,054	$90,069
Average trucks (2) (3)	2,123	2,000
Revenue per truck per week (4)	$3,552	$3,518
For-hire standard
Revenue (excluding fuel surcharge) (1)	$277,951	$289,066
Average trucks (2) (3)	6,367	6,798
Revenue per truck per week (4)	$3,426	$3,322
For-hire specialty
Revenue (excluding fuel surcharge) (1)	$76,441	$37,615
Average trucks (2) (3)	1,666	811
Revenue per truck per week (4)	$3,603	$3,624
Total Truckload
Revenue (excluding fuel surcharge) (1)	$522,110	$490,725
Average trucks (2) (3)	11,803	11,388
Revenue per truck per week (4)	$3,472	$3,367
Average company trucks (3)	9,043	8,740
Average owner-operator trucks (3)	2,760	2,648
Trailers	37,161	34,071
Operating ratio (5)	92.6%	91.4%

(1)	Revenue (excluding fuel surcharge) in thousands
(2)	Includes company trucks and owner-operator trucks
(3)	Calculated based on beginning and ending month counts and represents the average number of trucks available to haul freight over the specified time frame
(4)	Calculated excluding fuel surcharge, consistent with how revenue is reported internally for segment purposes, using weighted workdays
(5)	Calculated as segment operating expenses divided by segment revenue (excluding fuel surcharge)

Intermodal	For the three months ended March 31,
	2017	2016
Orders (in thousands)	96.1	90.5
Containers	17,637	17,370
Trucks (1)	1,243	1,301
Revenue per order (2)	$1,885	$2,042
Operating ratio (3)	96.3%	96.2%

(1)	Includes company trucks and owner-operator trucks at the end of the period
(2)	Calculated excluding fuel surcharge, consistent with how revenue is reported internally for segment purposes
(3)	Calculated as segment operating expenses divided by segment revenue (excluding fuel surcharge)

Logistics	For the three months ended March 31,
	2017	2016
Operating ratio (1)	97.2%	96.9%

(1)	Calculated as segment operating expenses divided by segment revenue (excluding fuel surcharge)

Schneider National, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

We have presented certain non-GAAP financial measures, including adjusted enterprise revenue (excluding fuel surcharge), adjusted income from operations, adjusted operating ratio, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share and free cash flow. Management believes the use of non-GAAP measures assists investors in understanding our business as further described below. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

Adjusted enterprise revenue (excluding fuel surcharge)

Adjusted enterprise revenues (excluding fuel surcharge) is a non-GAAP financial measure that represents operating revenues, minus fuel surcharge revenue. This non-GAAP financial measure should not be considered an alternative to, or superior to, the GAAP financial measure operating revenues. However, our management believes that the non-GAAP measure adjusted enterprise revenue (excluding fuel surcharge) provides a useful measure of business results because it eliminates the distortion caused by fluctuating fuel costs. Volume, price and cost changes directly related to how we operate our business and industry demand are more readily apparent utilizing adjusted enterprise revenue (excluding fuel surcharge), since it isolates these factors from the exogenous factor of fuel prices and the programs we have in place to manage fuel price fluctuations. Although fuel-related costs and its impact on the industry are important to our results of operations, they are often independent of other factors affecting our industry that are more directly germane to the transportation industry specifically. Please see the table below for a reconciliation of operating revenues, the most closely comparable GAAP financial measure, to adjusted enterprise revenue (excluding fuel surcharge).

(in thousands)	For the three months ended March 31,
	2017	2016

Operating revenues	$1,006,439	$928,103
Less: Fuel surcharge revenue	90,250	56,154

Adjusted enterprise revenue (excluding fuel surcharge)	$916,189	$871,949

Adjusted income from operations

Adjusted income from operations represents income from operations, adjusted to exclude items that do not reflect our core operating performance. For the periods shown, this consists of duplicate chassis costs, which are indicated in the table below.

We believe that using adjusted income from operations is helpful in analyzing our performance because it removes the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Our management and our Board of Directors focus on adjusted income from operations as a key measure of our performance. We believe our presentation of adjusted income from operations is helpful to investors because it provides investors the same information that we use internally for purposes of assessing our core operating performance.

Adjusted income from operations is a non-GAAP financial measure and should not be considered as an alternative, or superior to, the GAAP financial measure income from operations as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In evaluating adjusted income from operations, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted income from operations should not be construed to imply that our future results will be unaffected by any such adjustments. Our management compensates for these limitations by primarily relying on our GAAP results in addition to using adjusted income from operations.

The following is a reconciliation of income from operations, which is the most directly comparable GAAP measure, to adjusted income from operations:

(in thousands)	For the three months ended March 31,
	2017	2016

Income from operations	$43,550	$52,033
Duplicate chassis cost	1,300	—

Adjusted income from operations	$44,850	$52,033

Adjusted operating ratio

Adjusted operating ratio represents operating expenses less fuel surcharge revenue, adjusted to exclude items that do not reflect our core operating performance divided by adjusted enterprise revenue (excluding fuel surcharge). For the periods shown, this consists of duplicate chassis costs, which are indicated in the table below.

We believe that using adjusted operating ratio is helpful in analyzing our performance because it removes the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Our management and our Board of Directors focus on adjusted operating ratio as a key measure of our performance. We believe our presentation of adjusted operating ratio is helpful to investors because it provides investors the same information that we use internally for purposes of assessing our core operating performance.

Adjusted operating ratio is a non-GAAP financial measure and should not be considered as an alternative, or superior to, the GAAP financial measure operating ratio as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In evaluating adjusted operating ratio, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted operating ratio should not be construed to imply that our future results will be unaffected by any such adjustments. Our management compensates for these limitations by primarily relying on our GAAP results in addition to using adjusted operating ratio.

The following is a reconciliation of operating ratio, which is the most directly comparable GAAP measure, to adjusted operating ratio:

(in thousands)	For the three months ended March 31,
	2017	2016

Total operating expenses	$962,889	$876,070
Divide by: Operating revenues	1,006,439	928,103
Operating ratio	95.7%	94.4%

Operating revenues	$1,006,439	$928,103
Less: Fuel surcharge revenue	90,250	56,154

Adjusted enterprise revenue (excluding fuel surcharge)	$916,189	$871,949

Total operating expenses	$962,889	$876,070

Adjusted for:
Fuel surcharge revenue	(90,250)	(56,154)
Duplicate chassis costs	(1,300)	—

Adjusted total operating expenses	$871,339	$819,916

Adjusted operating ratio	95.1%	94.0%

Adjusted net income and Adjusted diluted earnings per share

Adjusted net income and adjusted diluted earnings per share represents net income and diluted earnings per share, adjusted to exclude items that do not reflect our core operating performance. For the periods shown, this consists of duplicate chassis costs, which are indicated in the table below.

We believe that using adjusted net income and adjusted diluted earnings per share are helpful in analyzing our performance because it removes the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. We believe our presentation of adjusted net income and adjusted diluted earnings per share is helpful to investors because it provides investors the same type of information that we use internally for purposes of assessing our core operating performance.

Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures and should not be considered as an alternative to, or superior to, the GAAP financial measures of net income and diluted earnings per share as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In evaluating adjusted net income and adjusted diluted earnings per share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net income and adjusted diluted earnings per share should not be construed to imply that our future results will be unaffected by any such adjustments. Our management compensates for these limitations by primarily relying on our GAAP results in addition to using adjusted net income and adjusted diluted earnings per share.

The following is a reconciliation of net income, which is the most directly comparable GAAP measure, to adjusted net income:

(in thousands)	For the three months ended March 31,
	2017	2016

Net income	$22,569	$28,139
Duplicate chassis cost	1,300	—
Income tax adjustment (1)	(527)	—

Adjusted net income	$23,342	$28,139

The following is a reconciliation of diluted earnings per share, which is the most directly comparable GAAP measure, to adjusted diluted earnings per share:

	For the three months ended March 31,
	2017	2016

Diluted earnings per share	$0.14	$0.18
Duplicate chassis cost, tax effected (1)	$0.01	—

Adjusted diluted earnings per share	$0.15	$0.18

(1)	Reflects an income tax adjustment calculated based on the Company’s consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the actual or estimated tax rate applicable to the adjustment is used. The income tax adjustment rate applied was 40.5% for first quarter 2017.

Adjusted EBITDA

Adjusted EBITDA represents net income, plus provision for income taxes, interest expense and depreciation and amortization, as further adjusted to exclude other non-operating expenses, and other items that do not reflect our core operating performance. For the periods shown, this consists of duplicate chassis costs, which are indicated in the table below.

We believe that using adjusted EBITDA is helpful in analyzing our performance because it removes the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Our management focuses on adjusted EBITDA principally as a measure of our operating performance and believes that adjusted EBITDA is helpful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe adjusted EBITDA is helpful to our management and investors as a measure of comparative operating performance from period to period.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative, or superior to, the GAAP financial measure net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Our management compensates for these limitations by primarily relying on our GAAP results in addition to using adjusted EBITDA.

The following is a reconciliation of net income, which is the most directly comparable GAAP measure, to adjusted EBITDA:

(in thousands)	For the three months ended March 31,
	2017	2016

Net income	$22,569	$28,139
Provision for income taxes	15,362	18,760
Interest expense – net	5,486	4,801
Depreciation and amortization	67,870	63,895
Other non-operating expenses – net	133	333
Duplicate chassis cost	1,300	—

Adjusted EBITDA	$112,720	$115,928

Free Cash Flow

Free cash flow represents net cash provided by operating activities less net cash used for capital expenditures. We believe free cash flow provides investors with an important perspective on the cash available to fund our business after payment of capital expenditures related to the necessary components of ongoing operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. We use free cash flows as a measure to assess overall liquidity. Free cash flow is a non-GAAP financial measure and should not be considered an alternative to net cash provided by operating activities as a liquidity measure or any performance measure derived in accordance with GAAP.

The following is a reconciliation of net cash provided by operating activities, which is the most directly comparable GAAP measure, to free cash flow.

(in thousands)	For the three months ended March 31,
	2017	2016

Net cash provided by operating activities	$89,156	$114,244

Purchases of transportation equipment	(39,335)	(90,802)
Purchases of other property and equipment	(8,013)	(7,608)
Proceeds from sale of property and equipment	15,342	10,319

Net capital expenditures	(32,006)	(88,091)

Free cash flow	$57,150	$26,153